Exhibit 99.1

FOR IMMEDIATE RELEASE:

August 11, 2010

For more information contact:

John A. Featherman, III, Chairman,

President and CEO of

First Chester County Corporation at

484-881-4100, or john.featherman@1nbank.com

First Chester County Corporation Announces Financial Results for

First Quarter 2010

Also files First Quarter 2010 Quarterly Report on Form 10-Q

West Chester, PA — August 11, 2010 — First Chester County Corporation (“First Chester”) (NasdaqCM: FCEC), parent company of First National Bank of Chester County (the “Bank”), today announced financial results for the quarter ended March 31, 2010.  First Chester has also filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 with the Securities and Exchange Commission (“SEC”).

The net loss from continuing operations was $604,000 for the first quarter of 2010, or 10 cents per common share, compared to net income of $139,000, or 2 cents per common share, in the quarter ended March 31, 2009.  The financial results in the first quarter were negatively impacted by lower net interest income as a result of a lower level of loans and leases compared to the prior year’s quarter, increased professional fees due to the pending merger with Tower Bancorp, Inc., as well as an increase in write-downs related to other real estate owned.  These were partially offset by lower salaries and employee benefits due to cost reduction efforts and a reduction on the provision for loan and lease losses compared to the prior year’s quarter.

The net loss from discontinued operations, which includes operations related to First Chester’s mortgage banking segment, which was announced for sale during the first quarter,

was $1.2 million for the quarter, or 19 cents per common share, compared to net income of $3.2 million or 51 cents per common share, in the quarter ended March 31, 2009.

The net loss attributable to First Chester was $1.8 million for the quarter, or 28 cents per common share, compared to net income of $3.3 million, or 53 cents per common share, in the quarter ended March 31, 2009.

The following is a summary of key financial metrics during the quarter:

•                  Total assets were $1.29 billion at March 31, 2010, a decrease of 6.12% from $1.38 billion at December 31, 2009.

•                  Gross loans and leases at quarter end were $884.3 million, down 1.95% compared to $901.9 million at December 31, 2009.

•                  Total deposits were $1.07 billion, compared to $1.11 billion in the prior year’s quarter.

•                  Net interest income was $8.3 million in the first quarter of 2010, compared to $9.0 million for the same period in 2009.

•                  Net interest margin on earning assets decreased to 2.97% for the three month period ending March 31, 2010, a decline of 42 basis points compared to 3.39% in the first quarter of 2009.

•                  Wealth management and advisory fees were $888,000, down 3.27% from $918,000 in the first quarter of 2009.

•                  Non-interest expense was $9.6 million, compared to $9.8 million in last year’s first quarter.

•                  Total nonperforming assets were $48.1 million at March 31, 2010, compared to $45.8 million at December 31, 2009.  Non-performing loans and leases as a percentage of total loans and leases was 5.11%, compared to 4.67% at December 31, 2009.  Allowance for loan and lease losses as a percentage of non-performing loans and leases was 49.72%, compared to 55.07% at year end.

•                  As of March 31, 2010, the Bank met the individual minimum capital ratio requirements for Tier 1 risk-based capital and total risk-based capital, but was below the threshold for Tier 1 leverage. The Bank’s total risk-based capital ratio was 12.48%, compared to regulatory requirement of 12%; its Tier 1 capital ratio was 11.22%, compared to regulatory requirement of 10%; and its Tier 1 Leverage ratio was 7.71%, compared to regulatory requirement of 8%.

John A. Featherman, III, Chairman and CEO of First Chester, stated, “First Chester is continuing to work through these challenging economic times and take the necessary steps to serve our customers and our communities.  While we are disappointed in the first quarter financial results, we believe that our pending merger with Tower Bancorp, Inc. positions our franchise for the long term and will be a positive step for our shareholders.”

Mr. Featherman added, “First Chester expects to file its quarterly report for the second quarter of 2010 in the upcoming weeks. At that time, all filings with the SEC will be current and First Chester will be back in compliance with the Nasdaq Capital Markets continued listing requirements.”

A copy of First Chester’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 can be obtained on our website, www.1nbank.com.  The SEC also maintains a website at www.sec.gov that contains reports and other information regarding our company.

About First Chester County Corporation

First Chester County Corporation and its wholly owned subsidiary, First National Bank of Chester County, is a financial institution with $1.3 billion in assets and with 23 branch offices located in Chester, Delaware, Lancaster and Cumberland counties. Founded in 1863, First National Bank of Chester County is the eighth oldest national bank in the country. First National provides quality financial services to individuals, businesses, government entities, nonprofit organizations, and community service groups. Wealth Management and Trust Services are provided through First National Wealth Management, a division of First National Bank of Chester County. For more information, visit www.1nbank.com. Mortgage services are provided through American Home Bank, a division of First National Bank of Chester County. American Home Bank (AHB) has multiple national delivery channels in the retail and wholesale mortgage arena as well as joint venture mortgage partnerships with builders and systems-built manufacturers. For more information visit www.bankahb.com.

Additional Information About the Merger

The proposed transaction will be submitted to the shareholders of First Chester County Corporation (“First Chester”) and Tower Bancorp (“Tower”) for their consideration and approval. In connection with the proposed transaction, Tower will be filing with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 which will include a joint proxy statement/prospectus and other relevant documents to be distributed to the shareholders of Tower and First Chester. Investors are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other flings containing information about Tower and First Chester, free of charge from the SEC’s Internet site (www.sec.gov), by contacting Tower Bancorp, Inc., 112 Market Street, Harrisburg, Pennsylvania 17101, Attention: Brent Smith, Investor Relations, telephone 717-724-4666 or by contacting First Chester Financial Corporation, 9 North High Street, West Chester, Pennsylvania 19381, Attention: John Stoddart, Investor Relations, telephone 484-881-4141. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE TRANSACTION.

Tower, First Chester and their respective directors, executive officers, and certain other members of management and employees may be soliciting proxies from Tower and First Chester shareholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Tower and First Chester shareholders in connection with the proposed transaction will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Tower’s executive officers and directors in its most recent proxy statement filed with the SEC, which is available at the SEC’s Internet site (www.sec.gov). Information about First Chester’s executive officers and directors is set forth in its most recent Annual Report on Form 10-K filed with the SEC, which is available at the SEC’s Internet site. You can also obtain free copies of these documents from Tower or First Chester, as appropriate, using the contact information above.

Safe Harbor for Forward-Looking Statements

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the company’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Tower’s and First Chester’s filings with the SEC.